UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Form 8-K filed with the U.S. Securities and Exchange Commission on December 14, 2023, First Community Corporation (the “Company”), the holding company for First Community Bank (the “Bank”), announced that effective July 1, 2024, (i) J. Ted Nissen will become Chief Executive Officer of the Bank and (ii) the board of directors of each of the Company and the Bank will expand to 13 directors and appoint Mr. Nissen as a director of the Company and the Bank to fill such vacancies.

In connection with this transition, effective July 1, 2024, Mr. Nissen, the Company, and the Bank entered into an Amended and Restated Employment Agreement, which amends and restates Mr. Nissen’s prior employment agreement dated December 8, 2015 (the “Amended and Restated Employment Agreement”). Under the Amended and Restated Employment Agreement, Mr. Nissen will serve as the Bank’s Chief Executive Officer, and will continue his roles as the Bank’s President and the Company’s Executive Vice President and Chief Banking Officer.

The Amended and Restated Employment Agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice from either party to the other. The Amended and Restated Employment Agreement provides for an annual salary of $425,000 that is reviewed annually and may be increased from time to time. Mr. Nissen will continue to be eligible (i) to participate in any long-term equity incentive program, (ii) for his salary continuation agreement as previously entered into and as amended from time to time, (iii) to participate in all retirement, health, welfare, insurance, and other benefit plans or programs applicable generally to employees of the Bank or to a class of employees that includes senior executives of the Bank, and (iv) to participate in any annual incentive plan based upon achievement criteria established by the board of directors. Mr. Nissen will also be provided with annual dues for an area country club.

The Amended and Restated Employment Agreement may be terminated for death, disability and with or without cause by us or by Mr. Nissen. Definitions of the terms “cause” and “disability” are contained in the Amended and Restated Employment Agreement. Further, the Amended and Restated Employment Agreement provides that, if we terminate Mr. Nissen without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Nissen compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month, for the next 22 months, compensation in an amount equal to 100% of Mr. Nissen’s then current monthly base salary, plus any bonus earned or accrued through the date of termination.

With respect to a change in control of the Company and the Bank, under the Amended and Restated Employment Agreement, if Mr. Nissen’s employment is terminated by the employer without cause or by Mr. Nissen for good reason upon or during the two years following a change in control (a “Qualifying Termination”):

•	we will pay Mr. Nissen an amount equal to three times the then current annual base salary as well as the greater of (x) any bonus earned through the date of the Qualifying Termination or (y) the average annual cash bonus earned by Mr. Nissen during the prior three years preceding the year in which the change in control occurs, pro-rated through the date of the Qualifying Termination and subject to adjustment for any amounts previously paid to Mr. Nissen under the annual cash bonus plan for the year in which the Qualifying Termination occurs in respect of his service during the year in which the Qualifying Termination occurs,

•	we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately,

•	Mr. Nissen may continue participation in our group health plan pursuant to COBRA,

o	If Mr. Nissen elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, we will pay Mr. Nissen compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, such benefits will be eliminated if and when Mr. Nissen is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

•	to the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Nissen continues to pay for “portable” life insurance coverage that we provided immediately prior to such termination, we will reimburse Mr. Nissen for such the life insurance premiums paid during the two-year period following termination.

The Amended and Restated Employment Agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the 24 months thereafter, as well as a provision relating to the protection of confidential information.

We intend that the severance payments and other compensation provided for in the Amended and Restated Employment Agreement be reasonable compensation for Mr. Nissen’s service to the Company and the Bank and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code. However, if our tax counsel determines that the payments provided in the Amended and Restated Employment Agreement constitute “excess parachute payments,” the compensation payable per the Amendment and Restated Employment Agreement shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Nissen without the compensation being treated as “excess parachute payments” under Section 280G.

The foregoing description of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Amended and Restated Employment Agreement, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit List

10.1	Amended and Restated Employment Agreement, effective July 1, 2024, by and among First Community Corporation, First Community Bank, and J. Ted Nissen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: July 1, 2024